UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): February 18, 2005
                                                    (February 14, 2005)

                         DOW JONES & COMPANY, INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564            13-5034940
      (State or other         (Commission File    (I.R.S. Employer
       jurisdiction                Number)       Identification No.)
     of incorporation)

      200 Liberty Street, New York, New York            10281

     (Address of principal executive offices)        (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)  Purchase Agreement.

     On February 17, 2005, Dow Jones & Company, Inc. ("Dow Jones" or the "Company") completed an offering (the "Offering") of $225 million aggregate principal amount of its 3.875% Senior Notes due 2008 (the "Notes") in a transaction under Rule 144A under the Securities Act of 1933 (the "Securities Act") and Regulation S under the Securities Act. In connection with the Offering, Dow Jones entered into a purchase agreement, dated as of February 14, 2005 (the "Purchase Agreement"), with J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, Lloyds TSB Bank plc and Mitsubishi Securities International plc, as initial purchasers of the Notes (collectively, the "Initial Purchasers").

     Dow Jones intends to use the proceeds from the Offering of approximately $224.9 million (before deducting the Initial Purchasers' discount of approximately $1 million) to refinance a portion of its $438.7 million of commercial paper borrowings incurred in connection with its acquisition of MarketWatch, Inc. ("MarketWatch"), and for other general corporate purposes.

     In the Purchase Agreement, Dow Jones agreed to indemnify the Initial Purchasers against certain liabilities in connection with the Offering or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

     In the ordinary course of business, the Initial Purchasers and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to Dow Jones and its affiliates for which they have received compensation and may receive compensation in the future. J.P. Morgan Securities Inc. provided Dow Jones with financial advisory services in connection with its acquisition of MarketWatch for which it received a customary fee. Affiliates of each of the Initial Purchasers have provided loan commitments to the Company under its credit agreements. In addition, affiliates of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC serve as placement agents in connection with Dow Jones' commercial paper program, and an affiliate of J.P. Morgan Securities Inc. serves as Dow Jones' issuing and paying agent in connection with its commercial paper program. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as Dow Jones' option plan administrator and provides the Company with services in connection with its share repurchase program. The Initial Purchasers and their affiliates, as applicable, each received and will continue to receive customary fees in connection with these transactions. In the ordinary course of business, affiliates of the Initial Purchasers are customers of Dow Jones' various products and services for which they pay the Company customary fees.

     The offering and sale of the Notes were not registered under the Securities Act, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

     A copy of the Purchase Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Purchase Agreement are qualified in their entirety by reference to such exhibit.

(b)  Indenture and Notes.

     The Notes were issued under an indenture, dated as of February 17, 2005 (the "Indenture"), between Dow Jones and The Bank of New York, as trustee (the "Trustee"). The Indenture and form of initial note and exchange note, which are attached as exhibits to the Indenture, provide, among other things, that the Notes will be senior unsecured obligations of Dow Jones and will rank equally with all of the Company's unsecured and unsubordinated debt. Holders of the Notes will generally have a position junior to the claims of the creditors, including trade creditors, of the Company's subsidiaries. Interest is payable on the Notes on February 15 and August 15 of each year beginning on August 15, 2005 until the maturity date of February 15, 2008. Dow Jones may redeem the Notes in whole or in part at any time at its option at a make-whole premium, as set forth in the Notes.

     The terms of the Indenture, among other things, limit the ability of Dow Jones and its restricted subsidiaries to (i) incur debt secured by liens, and (ii) engage in sale and leaseback transactions. These covenants are subject to significant exceptions. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal, premium, if any, or interest, breach of covenants or other agreements in the Indenture, defaults resulting in the acceleration of certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable.

     The Bank of New York has provided a loan commitment to Dow Jones under its five-year revolving credit agreement and from time to time has provided the Company with foreign exchange services, as well as services in connection with its share repurchase program. In addition, from time to time The Bank of New York acts as an escrow agent for Dow Jones. The Bank of New York has received, and will continue to receive, customary consideration in connection with these transactions. In the ordinary course of business, affiliates of The Bank of New York are customers of Dow Jones' various products and services for which they pay the Company customary fees. In addition, the Trustee is permitted to engage in other transactions with Dow Jones and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the Indenture, or else resign.

     A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The form of initial note and exchange note (included within the Indenture filed as Exhibit 4.1 hereto) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

(c)  Registration Rights Agreement.

     In connection with the issuance of the Notes, Dow Jones entered into a registration rights agreement (the "Registration Rights Agreement"), dated as of February 17, 2005, with the Initial Purchasers. Under the terms of the Registration Rights Agreement, Dow Jones agreed for the benefit of the holders of the Notes that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of registered notes (the "exchange notes") having substantially the same terms as the Notes. Dow Jones has agreed to use its commercially reasonable efforts to cause the exchange offer to be completed within 210 days after the issuance of the Notes.

     Under certain circumstances, Dow Jones may be obligated to file a shelf registration statement with respect to the Notes. Holders of the Notes may be entitled to payment of additional interest if Dow Jones does not comply with certain obligations set forth in the Registration Rights Agreement within specified time periods.

     In the Registration Rights Agreement, Dow Jones agreed to indemnify the Initial Purchasers and the holders of the Notes against certain liabilities in connection with the exchange offer or shelf registration statement, as the case may be, or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

     See section (a) above for a discussion of the Company's relationships with the Initial Purchasers.

     A copy of the Registration Rights Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.



ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
              OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A
              REGISTRANT

The disclosures above under Item 1.01(b) of this Current Report on Form 8-K relating to the Indenture and the Notes are also responsive to Item 2.03 of this report and are hereby incorporated by reference into this Item 2.03.



ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

 (a)  Not applicable

 (b)  Not applicable

 (c)  Exhibits

     1.1 Purchase Agreement, dated February 14, 2005, among Dow Jones & Company, Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers listed in
          Schedule 1 thereto.

     4.1 Indenture, dated February 17, 2005, between Dow Jones & Company, Inc. and The Bank of New York, as trustee.

     4.2 Form of Initial Note and Form of Exchange Note (included within the Indenture filed as Exhibit 4.1).

     4.3 Registration Rights Agreement, dated February 17, 2005, among Dow Jones & Company, Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers listed in
          Schedule 1 to the Purchase Agreement.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DOW JONES & COMPANY, INC.

Dated: February 18, 2005         By: /s/ Robert Perrine
                                     -----------------------
                                     Robert Perrine
                                     Chief Accounting
                                     Officer and Controller

           EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

1.1 Purchase Agreement, dated February 14, 2005, among Dow Jones & Company, Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers listed in Schedule 1 thereto.

4.1 Indenture, dated February 17, 2005, between Dow Jones & Company, Inc. and The Bank of New York, as trustee.

4.2 Form of Initial Note and Form of Exchange Note (included within the Indenture filed as Exhibit 4.1).

4.3 Registration Rights Agreement, dated February 17, 2005, among Dow Jones & Company, Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers listed in Schedule 1 to the Purchase Agreement.